EXHIBIT 8.1

January 21, 2020

Reliant Bancorp, Inc.
6100 Tower Circle, Suite 120
Franklin, TN 37067

Re:	Agreement and Plan of Merger

To the Board of Directors:

We have acted as counsel to Reliant Bancorp, Inc., a Tennessee corporation (“Reliant”), in connection with the preparation and filing of a Registration Statement on Form S-4 filed by Reliant with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed two-step merger of First Advantage Bancorp, a Tennessee corporation (the “Company”), with and into Reliant, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 22, 2019, by and among Reliant; PG Merger Sub, Inc., a Tennessee corporation and direct, wholly owned subsidiary of Reliant; and the Company. In the first merger (the “Merger”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Reliant. As soon as reasonably practicable following the Effective Time, the Company will merge with and into Reliant (the “Second Step Merger”), with Reliant continuing as the surviving corporation of the Second Step Merger. Together, the Merger and the Second Step Merger shall be referenced as the “Mergers.”

You have requested our opinion regarding whether the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Unless otherwise indicated, each capitalized term used but not defined herein has the meaning ascribed to it in the Merger Agreement.

In providing our opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, the joint proxy statement/prospectus forming a part of the Registration Statement (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts.

Reliant Bancorp, Inc.
January 21, 2020

In addition, we have assumed that (i) the Mergers will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement; (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, correct, and complete; (iii) subject to the immediately following clause (iv), the representations made to us by Reliant and the Company in their respective letters delivered to us for purposes of this opinion (the “Representation Letters”) are true, correct and complete and will be true, correct, and complete in all material respects as of the Effective Time and as of the Second Step Effective Time; and (iv) any representations made in the Representation Letters or in the Merger Agreement to the “Knowledge” of the representing party, or similarly qualified, are true, correct, and complete in all material respects as of the Effective Time and as of the Second Step Effective Time, in each case without such qualification. We have also assumed, with the consent of Reliant and the Company, that the parties have complied with and, if applicable, will continue to comply with the relevant covenants contained in the Merger Agreement. If any of the above-described assumptions are untrue for any reason or if the Mergers are consummated in a manner that is inconsistent with the manner described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

Based on and subject to the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that:

1.	The Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

2.
The discussion set forth in the Registration Statement under the caption “Material United States Federal Income Tax Consequences,” insofar as it presents legal conclusions with respect to matters of U.S. federal income tax law, subject to the limitations and qualifications referred to therein, accurately sets forth the material U.S. federal income tax consequences of the Mergers and constitutes the opinion of Butler Snow LLP.

We express no opinion on any issue relating to U.S. federal income tax consequences other than as described herein, or on any issue of any state, local, foreign or other tax laws. Further, our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, rules or regulations or interpretations thereof.

Reliant Bancorp, Inc.
January 21, 2020

The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect, which changes could affect our opinions. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Mergers or any other transactions.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement and it is not to be relied upon for any other purpose without our prior written consent. To that end, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the heading “Material United States Federal Income Tax Consequences.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Butler Snow LLP
BUTLER SNOW LLP